EXHIBIT 10.7

July 1,2011
Gigantic Parfums, LLC
1250 E. Hallandale Beach Blvd
Suite 402
Hallandale Beach, FL 33009

Attention:	Rudford Hamon President

EXCLUSIVE SUPPLIER AGREEMENT

This letter sets forth the provisions of the Exclusive Supplier Agreement ("Agreement") between Gigantic Parfums, LLC ("Gigantic"), Rudford Hamon ("Mr. Hamon") and Adrenalina Inc. ("Adrenalina"), Ilia Lekach (-Mr. Lekach").

Each party has reviewed this Agreement and indicates its acceptance of its terms and conditions by the signature of its authorized representative, below.

TERM OF AGREEMENT:	July 1, 201 1 ("Effective Date") through August 31, 2016 ("Term").

DEFINITIONS:	The following terms used in this letter shall have the following meanings:

"Contract Year" means the period beginning on the Effective Date and ending twelve months later; and each individual twelve month period thereafter during the Term; and

"Sales" means the sale of Fragrance by Adrenalina that has been invoiced to Gigantic. The value of a "Sale" is the actual amount invoiced to Gigantic for a Fragrance, excluding all other costs and charges, for example, transportation, freight, demurrage, duty, insurance, and/or sales or value added tax; and

SUPPLIER	Adrenalina will be the exclusive fragrance supplier to Gigantic during the

STATUS:	Term for all Gigantic's new fragrance requirements. Adrenalina's exclusive supplier status will be governed by the following:

I. Exclusive Brief. Gigantic will exclusively brief Adrenalina on all new Gigantic fragrance requirements, including all requirements from brands licensed by Gigantic.

Gigantic — Adrenal ina
Supplier Agreement
Confidential Information

NEW FRAGRANCE	Selling prices for all new Fragrances will be the same as the selling price

PRICING:	Adrenalina receives from Givuadan without a mark-up. The selling price will be based on the price Adrenalina agreed with Givuadan as per its agreement for Katy Perry "Meow" oil and solution, unless otherwise agreed by the parties. The price agreed for Katy Perry "Meow" is $69.40 / kg for oil and $14.78/kilo for solution (assuming an 18% use level). All Fragrances are priced EXW Givaudan's manufacturing facility.

EXCLUSIVE FRAGRANCES:	Fragrances purchased by Gigantic will be exclusively sold to Gigantic.

MISCELLANEOUS:	a.	Nothing herein shall be deemed to obligate Gigantic to commercialize any Fragrance or purchase any particular volume of Fragrance.

	b.	To the extent not inconsistent with the terms provided herein, Adrenalina's General Conditions of Sale shall apply to each Sale of Fragrance to Gigantic.

	c.	The parties agree that the terms of this Agreement shall be maintained in strict confidence and they shall not disclose or make available any information contained herein to any third party.

	d.	This Agreement represents the entire understanding of the parties and shall be governed by and construed in accordance with Florida law, without regard to its conflicts of law principles.

e.
At the end of the Term, this Agreement shall automatically renew for subsequent ten (10) year periods unless terminated by a party in writing 30 days prior to the end of the initial Term or any subsequent renewal period.

e.
In the event, Gigantic Parfums, LLC sells its licensed brand(s) whole or in part to any party either directly or indirectly for any reason whatsoever, Adrenalina shall remain and continue as the exclusive fragrance supplier under the terms of this agreement. If the new licensee and its related parties including agents and representatives elects not to renew this agreement under the same terms as provided, then Adrenalina shall be compensated at rate of ten (10) times purchases executed by Gigantic Parfums or by any third party on its behalf starting from the Year of 2010 through and until the non-renewal period in US Dollars.

Gigantic — Adrenal ina
Supplier Agreement
Confidential Information

In Witness Whereof, the parties hereto have caused this Agreement to be executed as of the date(s) indicated below and effective as of the Effective Date.

AGREED TO AND ACCEPTED BY:

ADRENALINA INC.		GIGANTIC PARFUMS, LLC.

By:		By:
	ilia Lekach CEO and Chairman		Rudford Hamon Presidenet

Date:	1. 11 11	Date:	____________________